Oramed Pharmaceuticals Signs Agreement With Encorium Group To Commence Investigational New Drug Application

JERUSALEM and WAYNE, PA., June 19 /PRNewswire-FirstCall/ -- Oramed Pharmaceuticals, Inc.(OTC Bulletin Board: ORMP - News), an Israeli company focused on the development of oral delivery solutions based on proprietary technology and Encorium Group, Inc. (Nasdaq: ENCO - News), an international full service contract research organization (CRO) that provides comprehensive clinical and drug development solutions for pharmaceutical, biotechnology and medical device companies today announced an agreement that is intended to expedite the development of Oramed's lead product for treatment of diabetes mellitus. Encorium Group has extensive worldwide experience in the drug/biologics development process for a multitude of agents and disease conditions and specifically in diabetes, including preclinical to post-marketing support studies. This agreement engages Encorium Group to assist Oramed in the design, implementation, advancement, and oversight of a sound scientific and regulatory strategic plan for the filing and ultimate approval of Oramed's oral insulin product on a worldwide basis. The initial focus of this combined effort between Oramed and Encorium Group is to assemble the information required for the opening of an investigational new drug application (IND) and its subsequent filing with the FDA.

Nadav Kidron, Chief Executive Officer for Oramed Pharmaceutical, Inc., stated, "We are delighted to be working with Encorium Group, a company with a strong track record of successfully integrating early stage development, consulting services, and clinical trial execution for small as well as large biopharmaceutical companies on a global basis. We believe that by working closely with Encorium Group, we can proactively reach our immediate goal of filing an IND in the United States. Subsequently, we intend to move forward quickly to systematically evaluate the oral bioavailability of our insulin product from the gastrointestinal tract in humans as well as evaluate the impact of our oral formulation on blood glucose levels."

Kenneth M. Borow, M.D., President and Chief Executive Officer for Encorium Group, Inc. commented, "We are enthusiastic about the opportunity to work with Oramed Pharmaceuticals. Its oral delivery technology for insulin is both timely and innovative. This is especially important when considered within the framework of a worldwide epidemic of diabetes and the trend towards earlier use of insulin in type 2 diabetic patients. Based on numerous in vivo preclinical studies, Oramed Pharmaceutical's oral insulin technology is unique and holds the promise for being of significant therapeutic benefit in the management of diabetes. We at Encorium Group look forward to working with Oramed on this exciting and potentially medically important product."

About Diabetes Mellitus:

The incidence of diabetes has increased significantly in recent years at least in part due to changes in obesity rates and lifestyle. Obesity and weight gain are leading risk factors for diabetes. In turn, diabetes and obesity are significant risk factors for cardiovascular disease and stroke. In the United States, Canada, and Europe, type 2 diabetes accounts for approximately 90 percent of all cases of diabetes. More than 6 percent of all people between the ages of 20 and 74 years and more than 12 percent of persons over age 40 have type 2 diabetes; these numbers continue to increase. Insulin is used in the treatment of patients with diabetes of all types. The need for insulin depends upon the balance between insulin secretion and insulin resistance. All patients with type 1 diabetes need insulin treatment permanently, unless they receive an islet or whole organ pancreas transplant; many patients with type 2 diabetes will require insulin as their pancreatic beta cell function declines over time. Recently, there has been growing interest in the concept of earlier treatment with insulin in patients with type 2 diabetes.

About Oramed Pharmaceuticals:

Oramed Pharmaceuticals' is an Israeli based company focused on the development of oral delivery solutions based on proprietary technology. Diabetes is one of the most rapidly growing diseases in the world and is one that requires constant and often unpleasant monitoring and drug therapy regimen. Oramed is currently developing an orally ingestible soft gel insulin capsule for the treatment of diabetes. The Company is also pursuing the development of oral delivery solutions for other drugs and vaccines. For more information please visit our website at www.oramedpharma.com.

About Encorium Group, Inc.

Encorium Group, Inc. is a global clinical research organization that is a leader in the design and management of complex clinical trials and Patient Registries for the pharmaceutical, biotechnology and medical device industries. The Company's mission is to provide its clients with high quality, full-service support for their biopharmaceutical and medical device development programs. Encorium offers therapeutic expertise, experienced team management and advanced technologies. The Company has drug and biologics development as well as clinical trial experience across a wide variety of therapeutic areas such as diabetes, cardiovascular, vaccines, infectious diseases, oncology, endocrinology/metabolism, gene therapy, immunology, neurology, gastroenterology, dermatology, hepatology, women's health and respiratory medicine. Encorium believes that its leadership in the design of complex clinical trials, its extensive early stage development capabilities, its broad therapeutic expertise and commitment to excellence, and its application of innovative technologies offer its clients a means to more quickly and cost effectively move products through the clinical development process. Encorium is headquartered in Wayne, Pennsylvania with its European base of operations in Espoo, Finland. The Company has a geographic footprint that includes over one billion people in North America, Western/Central/Eastern Europe, Scandinavia, and the Baltics. For more information please visit our website at www.encorium.com.

Legal Notice and Forward Looking Statements For Oramed Pharmaceuticals

This news release contains statements, which may constitute "forward- looking statements". Those statements include statements regarding the intent, belief or current expectations of Oramed Pharmaceutical Inc., and members of our management as well as the assumptions on which such statements are based. Forward-looking statements in this release include: that we are currently developing an orally ingestible soft gel insulin capsule for the treatment of type 1 and 2 diabetes; that we are pursuing the development of oral delivery solutions for other drugs and vaccines; that by working closely with Encorium Group, we can proactively reach our immediate goal of filing an IND in the United States; and that subsequently, we intend to move forward quickly to systematically evaluate the oral bioavailability of our insulin product from the gastrointestinal tract in humans as well as evaluate the impact of our oral formulation on blood glucose levels. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products and we may not continue our collaboration with Encorium; that human trials may suffer unforeseen difficulties or adverse medical effects on participants; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology to treat or cure diabetes or that the market for diabetes drugs does not increase; that studies are cut short by unexpected problems with our methodology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able raise funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. For further risk factors see the Company's latest 10-KSB filed with the SEC and the 8-K announcing our acquisition of the Oramed technology filed March 8, 2006.

Legal Notice and Forward Looking Statements For Encorium Group, Inc.

This press release contains forward-looking statements identified by words such as "estimate," "project," "expect," "intend," "believe," "anticipate" and similar expressions. Actual results might differ materially from those projected in, expressed in or implied by the forward-looking statements. Potential risks and uncertainties that could affect the Company's future operating results and financial condition include, without limitation: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration, and timing of clinical trials we are currently managing may change unexpectedly; (iii) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues to decline unexpectedly; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (x) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties;(xi) our backlog may not be indicative of future revenues and may not generate the revenues expected;(xii) our ability to successfully integrate the businesses of Encorium and Remedium Oy which we acquired on November 1, 2006; and (xiii) the ability of the combined businesses to operate successfully, generate revenue growth and operating profits. You should not place any undue reliance on these forward looking statements which speak only as of the date of this press release. Additional information concerning factors that might affect our business or stock price which could cause actual results to materially differ from those in forward-looking statements is contained in Encorium Group's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2006 and other periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Encorium Group's investor relations department or The Equity Group Inc.

For further information, please contact:

FOR ORAMED PHARMACEUTICALS, INC.:

Investor Relations:

Vinisha Agnihotri

(646) 467-2252 (Office)

info@oramedpharma.com

www.oramedpharma.com

FOR ENCORIUM GROUP, INC.

Investor Relations:

The Equity Group Inc.

Adam Prior

(212) 836-9606

aprior@equityny.com

www.theequitygroup.com

OR

Business Development:

Helen Springford

V.P., Global Business Development

+44 1344 769011 (Office)

+44 7785 366604. (Cell phone)

hspringford@encorium.com

www.encorium.com